SCHEDULE 14A
                             (RULE 14A-101)

                INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
[ ] Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

             FOOD TECHNOLOGY SERVICE, INC.
(Name of Registrant as Specified In Its Charter)

________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4) Proposed maximum aggregate value of transaction:

     (5)Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                     FOOD TECHNOLOGY SERVICE, INC.
                         502 Prairie Mine Road
                          Mulberry, FL  33860

                       --------------------------
                                                                 Preliminary

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on June 19, 1997
                       --------------------------


To The Shareholders of Food Technology Service, Inc.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Food Technology Service, Inc., a Florida corporation (the "Company"), will be held at the Ramada Inn located at 2011 N. Wheeler Street, Plant City, Florida on Thursday, June 19, 1997, at 10:00 a.m., local time, to act on the following matters:

     1. To elect six (6) directors as members of the Board of Directors of the Company to serve until the next annual meeting of Shareholders and until their respective successors shall be duly elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the Company's authorized Common Stock, par value $.01 per share, from 10,000,000 to 20,000,000 shares;

     3. To ratify the appointment of John J. Faircloth, C.P.A. as the Company's independent auditor for 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at 5:00 p.m., Eastern Standard Time, on May 16, 1997, are entitled to receive notice of, and to vote at, the Annual Meeting. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to execute and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope.
Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the meeting.

                                          By Order of the Board of Directors



                                          /s/ E. W. (Pete) Ellis
                                           ----------------------
                                           President
Mulberry, Florida
May 23, 1997

                      FOOD TECHNOLOGY SERVICE, INC.
                         502 Prairie Mine Road
                          Mulberry, FL  33860
                       --------------------------
                                                          Preliminary
                            PROXY STATEMENT

                  1997 ANNUAL MEETING OF SHAREHOLDERS

                      To Be Held  on June 19, 1997
                       --------------------------

                         GENERAL INFORMATION

     This proxy statement is furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Food Technology Service, Inc., a Florida corporation (the "Company"), in connection with the solicitation by the Company's Board of Directors of proxies for use at the 1997 Annual Meeting of Shareholders to be held on Thursday, June 19, 1997, at 10:00 a.m., and at any adjournment thereof. The Annual Meeting will be held at the Ramada Inn located at 2011 N. Wheeler Street, Plant City, Florida.

     At the Annual Meeting, Shareholders will be asked to consider and vote on the election of six (6) directors to serve as members of the Board of Directors of the Company, to consider and vote on a proposal to approve an amendment to the Company's Articles of Incorporation to increase the Company's authorized shares of Common Stock from 10,000,000 to 20,000,000 (the "Amendment") and to ratify the appointment of Faircloth & Associates, P. A. as the Company's independent auditors for 1997. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of the nominees for directors, FOR approval of the Amendment, and FOR the ratification of John J. Faircloth, C P. A. as its auditor.

     Any Shareholder giving a proxy may revoke it at any time before it is voted by duly executing and submitting a subsequently dated proxy, by delivering a subsequently dated written notice of revocation to the Company which is received at or before the Annual Meeting or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

     This Proxy Statement and the enclosed form of proxy are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about
May 23, 1997. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 ("1996 Annual Report"), including financial statements, accompany this Proxy Statement, but is not part of the proxy solicitation materials.

     Shareholders are requested to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                          VOTING SECURITIES

     The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on May 16, 1997, as the record date (the "Record Date") for the determination of Shareholders of record entitled to receive notice of and to vote at, the Annual Meeting or any adjournment thereof. On May 16, 1997, there were approximately 5,750,284 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

                            PROPOSAL I
                      ELECTION OF DIRECTORS

     The Company's By-laws provide that the number of directors shall be not less than one nor more than fifteen. The number of directors may be fixed from time to time by the shareholders at any annual or special meeting. The Board of Directors proposes that the shareholders set at nine (9) the number of directors to serve for the current year, although only six (6) will be elected. The Board proposes that the Company retain three vacancies so that in the course of the year, if the Board determines that additional members would benefit the Company, the Board will have the authority to appoint additional members. The Board presently does not plan to appoint any directors in addition to the six nominees proposed below.

     The Board of Directors has nominated six persons, all of whom are currently directors, to stand for election at the Annual Meeting. Each nominee has agreed to seek re-election as directors of the Company to hold office until the 1998 Annual Meeting of Shareholders and their successors have been duly elected and qualified.

     It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted FOR the election of the six nominees named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company's Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if elected.

Nominees for Director

     The age of each nominee, his positions and offices with the Company, his term of office as a director, his business experience during the past five years or more, and additional biographical data is set forth below.

     Gordon H. Shirah II, age 61, was a director of the Company since its inception in 1985 through July 1993. In July 1996, he was reelected as a Director and Board Chairman. From 1968 until his retirement in 1995, he worked as a Certified Public Accountant with Bella Hermida & Co.

     E. W. (Pete) Ellis, age 55, has been President, Chief Executive Officer and Director since December 1996. He has been in the food business for the past 33 years, ten years of which were spent with Oscar Mayer & Co., and fifteen years with ConAgra. He was employed in sales and marketing with both companies. He was President and owner of Ellis, Harris, and Associates, Inc., a food brokerage company, from 1986 to 1988.

     Frank M. Fraser, age 61, served as a director of the Company from May 1992 through September 1993. He was reelected as a director in July 1996. He is presently Vice President of Market Development at MDS Nordion, Inc. ("Nordion"). In June 1964, Mr. Fraser joined Atomic Energy of Canada Limited (now Nordion) as a project engineer. He is a Director of the Canadian Irradiation Centre Laval, Quebec. He is also the Canadian delegate to the International Consultative Group on Food Irradiation and has Chaired the International Meeting on Radiation Processing.

     Geoff Marott, age 47, is the President and Chief Executive Officer of Marcre Sales Corporation, a sales and marketing company primarily focusing on proprietary items for national restaurant accounts. Mr. Marott formed Marcre Sales in 1984 after serving as President of Filet Of Chicken since 1980. He is an owner of Braselton Poultry, a further processing plant. He is also currently serving as Chairman of the Board of American Century Bank in Stockbridge, Georgia.

     Paul O'Neill, age 58, served as a director of the Company from August 1992 through September 1993. He was reelected as a director in July 1996. He is currently retired. From January 1985 to March 1992, Mr. O'Neill was President, Chief Executive Officer and a director of Nordion and its predecessor company Atomic Energy of Canada Limited. He was Executive Vice President and Chief Financial Officer of Atomic Energy of Canada Limited from September 1978 until January 1985.

     Sam R. Whitney, age 73, a founder of the Company, was Chairman of the Board and Chief Executive Officer of the Company from its inception in 1985 until December, 1996, when, because of recurring medical problems, he retired as Chairman of the Board and Chief Executive Officer. He remains active in the Company as a director. For over 25 years prior to 1985, Mr. Whitney was involved in the transportation of Florida agriculture, fertilizer and phosphate products. He was also involved in the construction and operation of pipelines for Florida agriculture and industry. Mr. Whitney is currently and has been since 1973 Chairman of the Board of Trans-Phos., Inc., a motor transportation carrier. From 1982 through 1986 Mr. Whitney was Chairman of the Board of Tampa Pipeline Company, which transported aviation fuel to Tampa International Airport.

     There is no family relationship between any of the Company's directors, nominees to serve as directors, or executive officers. Except with respect to Messrs. O'Neill and Fraser, who are appointees of Nordion, (See, "Certain Relationships and Related Transactions"), there are no arrangements between any director or director nominee of the Company and any other person pursuant to which he was, or will be, selected as director.

Section 16(a) Beneficial Ownership Reporting Compliance

     Each of the following directors failed to file, on a timely basis, with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, initial ownership reports on Form 3 : Frank M. Fraser and Paul O'Neill.

Director Meetings and Committees

     During 1996, the Board of Directors of the Company held a total of three
(3) meetings. Each of the directors attended all of the meetings held with the exception of Mr. Shirah and Mr. O'Neill, each of whom attended two (2) meetings. The Company has an audit committee consisting of Mr. Shirah and Mr. O'Neill. The audit committee did not meet in 1996.

                The Board of Directors recommend a vote FOR
                   the election of all 6 nominees.

                       --------------------------

                  COMPENSATION OF EXECUTIVE OFFICERS

     The following tables set forth certain information relating to the compensation earned by the Chief Executive Officer of the Company for the years indicated.

                          Summary Compensation Table

                                                              Long-Term
                                                             Compensation
                                                             ------------
                                                                Awards
                                                                ------
                                                                     Securities
                                    Annual Compensation  Restricted  Underlying
                                    -------------------
                               Year       Salary($)        Stock     Options(#)
                               ---- ------------------- ----------   -----------
E.W. (Pete) Ellis
 President and
 Chief Executive Officer(1)...1996           $2,692     10,000 shs  100,000 shs

Sam W. Whitney
 President and
 Chief Executive Officer (2)  1996              -0-           ---           ---
 ..............................1995              -0-           ---        30,000
 ..............................1994              -0-           ---           ---

___________
<FN1>
(1) Mr. Ellis was appointed President and Chief Executive Officer on December 9, 1996. His compensation is set at $70,000 per year and he is eligible for a bonus for the year ending December 31, 1997, upon the attainment of certain sales targets. On November 11, 1996, the Company agreed to issue Mr. Ellis 10,000 shares of Common Stock in connection with his employment and granted to him options to purchase 100,000 shares of Common Stock. Such shares were issued subsequent to December 31, 1996. The options are exercisable for the purchase of 20,000 shares per year in each of the first five years of his employment at an exercise price of $1.00 per share, the fair market value of the Company's Common Stock on the date of grant. The option terminates December 9, 2006.
<FN2>
(2) Mr. Whitney resigned as President and Chief Executive Officer on December 9, 1996. From the Company's inception until December 1996, Mr. Whitney served full-time, without compensation, as the Chief Executive Officer of the Company.

                            Option Grants in Last Fiscal Year

                                                           Potential Realizable
                                                             Value at Assumed
                                                          Annual Rates of Stock
                                                             Price Appreciation
                     Individual Grants(1)                    For Option Term(2)
                ------------------------------------------ --------------------
                                % of
                  Number of     Total
                 Securities   Options
                  Underlying  Granted to  Exercise
                    Options   Employees    Price    Expiration
Name              Granted (#)  in Year    ($/Share)    Date     5%($)    10%($)
----              -----------  -------    ---------    ----     -----    ------
E.W. (Pete) Ellis 100,000       100.0        1.00     12/6/02  28,000    65,000

<FN1>
(1) The option was granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options are exercisable 20% per year for each of the first five years from the date of grant and terminate ten years from the date of grant.
<FN2>
(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing to $1.28 and $1.65, respectively.

Stock Option Plan

     The Company has an Incentive and Non-Statutory Stock Option Plan covering 150,000 shares of Common Stock (the "Plan"). There is currently outstanding five-year options to purchase an aggregate of (i)104,300 shares of Common Stock of the Company, exercisable at $8.50 and $9.35 per share (granted in 1992) and
 (ii) 100,000 shares at $1.00 per share (granted in 1996). The options are exercisable 60% after one (1) year of continued employment after the date of grant and 10% in each of the following four years (a year is defined as the period between Annual Stockholders meetings). ISO's and NQO's granted to an optionee terminate 90 days after termination of employment or other relationship, except that ISO's and NQO's terminate the earlier of the expiration date of the option or one year after termination in the event of disability, and 180 days in the event of death.

     A former officer also holds warrants to purchase 100,000 shares of Common Stock. Such warrants expire in 1998 and 1999 and are exercisable at $8.25 per ] share.

     The market price of the Company's Common Stock December 31, 1996 was $7/8 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, in September 1990, entered into an agreement with Nordion, whereby Nordion agreed to supply the Company with all of the equipment necessary to operate its irradiation facility, including 400,000 curies of Cobalt 60. The total purchase price for the equipment and cobalt was approximately $2,400,000, of which $400,000 was paid and the balance of approximately $2,000,000 was scheduled to become due and payable, without interest, on September 4, 1994. However, the due date was subsequently extended and recently Nordion agreed to extend the date for repayment of the indebtedness, and accrued interest to January 4, 1998.

     Nordion also assisted the Company in the construction of its facility, providing the Company, its architects and engineers, with construction drawings of the irradiation cell, plans and specifications and assisted the Company in connection with the Company's applying for and obtaining all necessary licenses and permits for the facility.

     On July 1, 1991, MDS Health Group, Inc., a Delaware corporation ("MDS Health") and then an affiliate of Nordion, loaned the Company $300,000. Such loan was evidenced by a Debenture due and payable, without interest, on July 1, 1993. The Debenture was convertible into shares of Common Stock at the conversion rate of $4.50 per share. In connection with the loan, the Company agreed that in the event MDS Health acquired a controlling interest in Nordion, it would grant to MDS Health or Nordion the right to convert the $2,000,000 of indebtedness to Nordion referred to in the preceding paragraph into Common Stock of the Company at a conversion rate of $4.50 per share. MDS Health acquired Nordion in November, 1991.

     On October 22, 1991 the Company entered into a Reimbursement and Indemnity Agreement with Nordion whereby Nordion assisted the Company in obtaining a surety bond in the sum of $600,000. In connection therewith the Company agreed to reimburse Nordion for any and all liabilities, costs, damages, attorney fees and other expenses which Nordion may sustain as a consequence of the Indemnity Agreement from Nordion to the insurer or payments made by the Bank of Montreal on a letter of credit in the amount of $450,000 furnished by the Bank to the insurer on behalf of Nordion, each in connection with the issuance of the surety bond.

     On December 11, 1991 the Company entered into a further Agreement with Nordion whereby Nordion agreed to make available to the Company over a period of time an additional $850,000 for working capital purposes and an additional $900,000 in the form of additional curies of Cobalt 60 (approximately 600,000 curies). In addition, as part of the Agreement,

     (a) The Company reduced the conversion rate of the above mentioned $2,000,000 of indebtedness to Nordion from $4.50 to $4.05 per share.

     (b) The $300,000 debenture payable to MDS Health was assigned by MDS Health to Nordion and canceled. A new Debenture, in the amount of $900,000 payable to Nordion was issued (this included the $300,000 prior Debenture payable to MDS Health and $600,000 of the additional $850,000 that Nordion agreed to lend to the Company). The Debenture is due and payable September 4, 1994 and was convertible at any time prior thereto into shares of Common Stock at the conversion rate of $4.05 per share. In addition, the Debenture is secured by a first mortgage on the property on which the plant is located.

     (c) The Company agreed to pay the $900,000 due Nordion for the additional 600,000 curies of Cobalt 60 on September 4, 1994 without interest.
   Such indebtedness is secured by the irradiation equipment and other personal property and the 1,000,000 curies of cobalt supplied by Nordion. In addition, the indebtedness was convertible at any time on or before September 4, 1994 into shares of Common Stock of the Company at the conversion rate of $4.05 per share.

     (d) The Company granted Nordion the right to designate two members to the Board of Directors. At Nordion's direction, Messrs. O'Neill and
   Fraser are presently serving as directors of the Company and they and have been nominated for election to the 1997 Board of Directors.

     On November 23, 1994, Nordion extended the due date on all indebtedness as well as accrued interest from September 4, 1994, to January 4, 1996 and in early 1996, further extended the due date to January 4, 1997. In early 1997, Nordion again extended the due date to January 4, 1998. At December 31, 1996 such indebtedness amounted to $3,362,229. The indebtedness continues to be secured by substantially all of the assets of the Company. As part of such extensions, the conversion rate was reduced from $4.05 to $.80 per share. For terms of the Agreement, reference is made to Note D of the Notes to Financial Statements. In addition to the 1 million curies of Cobalt 60, which were supplied the Company in 1990 and 1991, Nordion, in 1993, stored an additional
2.6 million curies at the Company's facility to help promote the irradiation of food products. Due to the decline in the level of radioactivity as a result of decay, there is currently available approximately 1.9 million curies. Although the additional Cobalt-60 is located on the Company's premises and available to it for use in processing, title to this Cobalt-60 continues to be held by Nordion and may be removed by Nordion, in its discretion, at any time.

     The agreements with Nordion provide that, until the Company pays its debt to Nordion in full, the Company may not compete with Nordion's existing customers in their irradiation of non-food products, unless the Company obtains Nordion's prior consent. This provision could make it difficult for the Company to succeed in the event that irradiation of food and related products is not sufficient to allow the Company to become profitable.

     During the year ended December 31, 1996, Nordion, in order for the Company to continue operations purchased 517,531 shares of the Company's Common Stock for $414,025 ($.80 per share). In addition, the Company issued to Nordion 833,130 shares of Common Stock in consideration for $336,505 in interest and $330,000 of principal owed to Nordion. The Company expects that Nordion will continue to fund the Company's operations for the foreseeable future but there is no binding commitment to this effect. If Nordion should discontinue funding the Company's operations, the Company would be faced to obtain funding elsewhere, which is all likelihood not be possible, or discontinue its options.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's outstanding Common Shares as of May 16,
1997, by   (i) each director of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each person known to the Company
to own beneficially more than 5% of its outstanding Common Shares.   Except as
otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Shares owned by them.

                                                 Number and Percent
                                                     Of Shares
                                                 Beneficially Owned
                                                  At May 16, 1997
                                                 ------------------
     Name and Address                            Number       Percent
   --------------------------------          -------------   --------

MDS Nordion                                   6,038,445 (1)     59.4
     447 March Road-Kanata Ontario
     Canada K2K 1X8

Sam R. Whitney                                  631,000 (2)      6.2
     1801 Thonotosassa Road
     Plant City, Florida 33566

E. W. (Pete) Ellis                               30,000 (3)

Harley W. Everett                                 8,000 (4)        *

Frank M. Fraser                                         (1)

Geoff Marott                                         -0-

Paul O'Neill                                            (1)

Gordon H. Shirah, II                             50,000            *

All Directors and Officers                    6,757,445 (6)     65.9
   as a group (6 persons)

*     Less than 1%

(1) Includes 4,202,787 shares of Common Stock which are issuable upon conversion of $3,362,229 of indebtedness owed Nordion by the Company . See "Business-Agreements with MDS Nordion" Messrs. Fraser and O'Neill are designees of Nordion to serve on the Company's Board of Directors. Messrs. Fraser and O'Neill own less than 1% each of the capital stock of Nordion. Such persons currently have voting rights to such shares. Dispositive rights are held by Nordion's Board of Directors. Messrs. Fraser and O'Neill disclaim beneficial ownership of the Common Stock of the Company which Nordion owns or has the right to acquire.
(2) Includes 35,000 shares underlying options which are currently exercisable.

(3) Includes 20,000 shares underlying options which are currently exercisable.
(4) Includes 4,200 shares underlying options which are currently exercisable, or exercisable within the next sixty (60) days.
(5) Includes shares underlying options which are currently exercisable or exercisable within the next sixty (60) days, and shares underlying convertible debt.

                            PROPOSAL II
                     APPROVAL OF THE AMENDMENT
                     TO INCREASE THE NUMBER OF
                     AUTHORIZED COMMON SHARES

     Background and Reasons for Proposed Amendment. The Board of Directors recommends that the Shareholders approve an amendment (the "Amendment") to the Articles of Incorporation of the Company (the "Articles of Incorporation"), as permitted by the Florida Business Corporation Act, to increase the number of authorized Common Shares from 10,000,000 shares to 20,000,000 shares. The text of the proposed Amendment is as follows:

           RESOLVED, that Article III of the Company's Articles of Incorporation is hereby amended by deleting it in its entirety and replacing it with the following:

                            ARTICLE III

           The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 20,000,000 shares of common stock having a par value of $.01 per share.

     The Company currently is authorized by its Articles of Incorporation to issue 10,000,000 of Common Shares, par value $.01 per share. As of April 4, 1997, 5,750,284 shares were issued and outstanding, 104,300 shares were reserved for issuance upon exercise of options granted under the Company's 1992 Stock Option Plan, an additional 100,000 Common Shares are reserved for issuance under the options granted to E. W. (Pete) Ellis (see "Executive Compensation") and 50,000 shares underlying Warrants granted to a former officer. In addition, the Company at December 31, 1996, was indebted to Nordion for $3,362,229, which is convertible into 4,202,787 shares of Common Stock of the Company. Nordion has agreed that until the Company's Articles of Incorporation are amended to increase the number of authorized shares it will not exercise its conversion rights. Shareholders do not have any preemptive rights to purchase any of the Company's Common Shares.

     The Company has no plans, understandings or negotiations underway at this time for the issuance of any unissued and unreserved Common Shares except for those shares which could be issued as a result of Nordion converting all or a portion of the Company's indebtedness. In addition to having shares available in the event of conversion, the Board of Directors believes that it is desirable to have a sufficient number of Common Shares available, as the occasion may arise, for possible future financings and acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes and accordingly recommends the proposed increase. Having such additional Shares available for issuance in the future would give the Company greater flexibility by allowing Shares to be issued without incurring the delay and expense of a special Shareholders' meeting.

     Effect of Proposed Amendment. The additional Common Shares, together with other authorized and unissued Shares, generally would be available for issuance without any requirement for further shareholder approval, unless Shareholder action is required by applicable law, the Company's governing documents or by the rules of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company's securities may then be listed.

     Although the Board of Directors will authorize the issuance of additional Common Shares only when it considers doing so to be in the best interests of Shareholders, the issuance of additional Common Shares may, among other things, have a dilutive effect on the earnings and equity per Common Share and on the voting rights of holders of Common Shares. The increase in the authorized number of Common Shares also could be viewed as having anti-takeover effects. Although the Board of Directors has no current plans to do so, Common Shares could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely. For example, Common Shares could be privately sold to purchasers favorable to the Board of Directors in opposing a change in control or to dilute the stock ownership of a person seeking to obtain control. The Company is not aware of any effort to accumulate Common Shares or to obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the increased authorized Common Shares for anti-takeover purposes.

     Recommendation of the Board of Directors. The proposal to increase the number of authorized Common Shares will be adopted upon receiving the affirmative vote of holders of a majority of the Company's outstanding Shares. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" the increase in the number of authorized shares of Common Stock.

     Financial Statements. The Company's financial statements contained in the Annual Report to Shareholders, a copy of which accompanies this Proxy Statement, are incorporated herein by reference.

   The Board of Directors Recommends a vote FOR the Proposal to  Amendment
             To Increase the Number of Authorized Common Shares.

                       --------------------------

                            PROPOSAL III
               APPROVAL AND RATIFICATION OF APPOINTMENT
                  OF INDEPENDENT PUBLIC ACCOUNTANT

     The Board of Directors has selected the firm of John J. Faircloth, C.P.A., independent public accountant, to be the Company's auditor for the fiscal year ended December 31, 1997 and recommends that Shareholders vote to ratify that appointment. John J. Faircloth, C.P.A. has been the Company's principal accountant since 1991.

     Although submission of this matter to Shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that the votes cast in favor of ratification exceed those votes cast opposing ratification at a meeting where a quorum is present. John J. Faircloth, C.P.A. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders attending the meeting.

          The Board of Directors Recommends a vote FOR this Proposal.

                         SHAREHOLDER PROPOSALS

     Eligible Shareholders who wish to present proposals for action at the 1998 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the President no later than January 2, 1998 for inclusion in next year's proxy statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits the proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 1998 Annual Meeting.

                            SOLICITATION COSTS

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company. The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, form of proxy, and the 1996 Annual Report to Shareholders in connection with the Annual Meeting. In addition to Solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutional custodians, nominees and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

                              ANNUAL REPORT

     The Company's 1996 Annual Report for the fiscal year ended December 31, 1996, which includes financial statements, is being mailed to Shareholders together with the Notice of the 1997 Annual Meeting of Shareholders and Proxy Statement.

                            OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                   By Order of the Board of Directors




                                    /s/ E.W. (Pete) Ellis
                                  -----------------------
                                           President
Mulberry, Florida
May 23, 1997

                    FOOD TECHNOLOGY SERVICE, INC.
                       501 Prairie Mine Road
                        Mulberry, FL 33860

       This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints E.W. (Pete) Ellis and Gordon H. Shirah
 II, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Food Technology Service, Inc. held of record by the undersigned as of May 16, 1997 at the Annual Meeting of Shareholders to be held on June 19, 1997 or any adjournment thereof.

1. To elect six Directors to hold office until the next Annual Meeting of Shareholders.

         ___ FOR all nominees listed below
            (except as marked to the contrary below)

         ___ WITHHOLD AUTHORITY to vote for all nominees listed below

             Gordon H. Shirah, II
             Geoff Marott
             E.W. (Pete) Ellis
             Paul O'Neill
             Frank Fraser
             Sam R. Whitney

     INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name in the space
                    provided.

        --------------------------------------------------------------------

2. To amend the Company's Articles of Incorporation to increase the Company's authorized Common Stock, par value $.01 per share, from 10,000,000 to 20,000,000 shares.

     FOR     [    ]      AGAINST    [    ]         ABSTAIN  [    ]

3. To ratify the appointment of John J. Faircloth, C.P.A. as the Company's independent accountant for 1997.

     FOR     [    ]      AGAINST    [    ]         ABSTAIN  [    ]

4. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.

               (Continued, and to be signed on the reverse side)

Please sign exactly as name appears below. When shares are hold by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


________________________________________________
     Signature


________________________________________________
     Signature, if held jointly


     DATED: _______________, 1997

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.